Exhibit T3F

CROSS-REFERENCE TABLE

Trust Indenture Act (“TIA”) Section		2026 First Lien Notes Indenture Section	2050 Second Lien Notes Indenture Section	Unsecured Notes Indenture Section
310	(a)	7.10	7.10	7.10
	(b)	7.10	7.10	7.10
311	(a)	7.11	7.11	7.10
	(b)	7.11	7.11	7.10
312	(a)	2.05	2.05	2.05
	(b)	15.02	15.02	15.02
	(c)	15.02	15.02	15.02
313	(a)	7.06	7.06	7.06
	(b)	7.06	7.06	7.06
	(c)	7.06	7.06	7.06
	(d)	7.06	7.06	7.06
314	(a)	4.03; 4.04	4.03	4.03
	(b)	11.05(b)	11.05(b)	Not Applicable
	(c)(1)	7.02; 15.03; 15.04	7.02; 15.03; 15.04	7.02;15.03;14.04
	(c)(2)	7.02; 15.03; 15.04	7.02; 15.03; 15.04	7.02;15.03;14.04
	(c)(3)	Not Applicable	Not Applicable	Not Applicable
	(d)	Not Applicable	Not Applicable	Not Applicable
	(e)	15.04	15.04	15.04
	(f)	Not Applicable	Not Applicable	Not Applicable
315	(a)	7.01(b); 7.02(a)	7.01(b); 7.02(a)	7.01(b);7.02(a)
	(b)	7.05	7.05	7.05
	(c)	7.01(a)	7.01(a)	7.01(a)
	(d)	6.05; 7.01(c)	6.05; 7.01(c)	6.05;7.01(c)
	(e)	6.11	6.11	6.11
316	(a) (last sentence)	2.09	2.09	2.09
	(a)(1)(A)	6.05	6.05	6.05
	(a)(1)(B)	6.04	6.04	6.04
	(a)(2)	9.02	9.02	9.02
	(b)	6.07	6.07	6.07
	(c)	9.03	9.03	9.03
317	(a)(1)	6.08	6.08	6.08
	(a)(2)	6.09	6.09	6.09
	(b)	2.04	2.04	2.04
318	(a)	15.14	15.14	15.14
	(c)	15.14	15.14	15.14